Exhibit 10.17
NORTEL NETWORKS CORPORATION
AND
NORTEL NETWORKS LIMITED
MEETING OF THE BOARDS OF DIRECTORS
JUNE 28, 2006
EXTRACT
* * * *
     RESOLVED, that, the voluntary reduction by Mr. Zafirovski of his special lifetime annual pension benefit of 29% be accepted and approved.